LIMITED POWER OF ATTORNEY

I,   Robert T. Lessard    , of              Technical Communications Corporation ,
 hereby appoint Carl H. Guild, Jr. of Andover, Massachusetts and Michael Malone of
Littleton, Massachusetts, each acting individually, my true and lawful attorney in fact (my
"Attorney") for me and in my name, to do all things necessary with respect to the preparation, execution and filing of documents as required under section 16 of the Securities and Exchange Act of 1934, hereby ratifying and affirming that which my Attorney shall lawfully do or cause to be done by virtue of the powers herein conferred.

This power of attorney shall not be affected by my subsequent disability or incapacity.

Executed as a sealed instrument this     22nd    day of       March       , 1999.

      /s/   Robert T. Lessard
Name.   Robert T. Lessard

STATE OF        Maryland                         .
    Anne Arundel    , SS.          March 22        , 1999
Then personally appeared the above-named            Robert T. Lessard           and
acknowledged the foregoing to be his free act and deed, before me
    /s/  Lisa D. Reynolds          .
 Notary Public
 My Commission Expires: 01 July 02

 Lisa D. Reynolds
 Notary Public State of Maryland
        My Commission Expires July 1, 2002